UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2009

YASHENG ECO-TRADE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12000	13-3696015
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9107 Wilshire Blvd., Suite 450, Beverly Hills, CA 90210
(Address of principal executive offices) (zip code)

(310) 461-3559
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                            Other Events

On October 29, 2009, Yasheng Eco-Trade Corporation (the ”Company”) entered into a Collaboration Agreement (the “Agreement”) with IPF-AGRO Management Company (“IPF”), Yasheng Group (“Yasheng”) and Cukierman & Co. Consulting (the Company, IPF and Yasheng herein collectively  referred to as the “Parties”) for the purpose of creating a joint venture on the basis of joining the agricultural and financial assets of the Parties and developing business contacts of the Parties.

The Parties will collaborate on various investment projects associated with agricultural industry development in Russia, including the production, storage and marketing of potatoes and barley, cattle breeding and the trading of agricultural products on an international basis.

The establishment of the joint venture is subject to the drafting of a definitive agreement and board approval of each of the Parties.  There is no guarantee that the Company will enter into a definitive agreement in connection with this joint venture.  Further, as discussed with respect to the proposed closing of the acquisition of an equity interest in Yasheng (the “Yasheng Acquisition”) in the Form 8-K/A filed with the Securities and Exchange Commission on October 23, 2009, the Company is continuing its due diligence of Yasheng as well as the other parties associated with this proposed joint venture and, as a result, the closing of the Yasheng Acquisition and the development of the joint venture are subject to successfully completing this due diligence.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1	Collaboration Agreement between Yasheng Eco-Trade Corporation, IPF-AGRO Management Company, Yaheng Group and Cukierman & Co Consulting dated October 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yasheng Eco-Trade Corporation

Dated: November 4, 2009	By:	/s/ Yossi Attia
Name: Yossi Attia
Title: Chief Executive Officer